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                                SERVICE AGREEMENT

1.       DEFINITIONS:

1.1 "Agreement" means this Service Agreement together with (A) Service Orders (as defined in Section 2.1 below) accepted by Seller pursuant to the terms hereof, and (B) schedules and exhibits incorporated herein by reference ("EXHIBITS"). In the event of any conflict between the provisions of this Service Agreement and the terms of any Service Order(s) and/or Exhibit(s), the conflict shall be resolved by reference to these documents in the following order of priority of interpretation: (A) the Service Order accepted by Seller that is the subject of the conflict; (B) any Exhibit(s), beginning with the Exhibit most recently incorporated into this Service Agreement; and (C) this Service Agreement.

1.2 "Cancel/Cancellation" means the termination of a Service Order by Client after submission of the Service Order and prior to the Start of Service Date of the Service.

1.3 "Disconnect/Disconnection" means the termination of a Service by Client after the Start of Service Date.

1.4 "Estimated Availability Date" means the target date for the delivery of each Service to the Client by Seller. The Estimated Availability Date is sometimes referred to as the "project management date" or the "ready-for-traffic date" during Seller's provisioning process.

1.5 "Interconnection Facilities" means all services or facilities, including but not limited to local access facilities between the Client's point of presence and Seller's demarcation point.

1.6 "Material Adverse Change" includes, but is not limited to: (A) Client fails to pay the charges due hereunder on or before the Due Date on three or more occasions during any period of twelve months, or Client fails to pay the charges due on or before the Due Date in any two consecutive months; (B) Client is acquired (whether in whole or by majority or controlling interest) by an entity which owes past due amounts to Seller or to any entity affiliated with Seller, or which presents a materially greater credit risk than Client; (C) Client becomes a materially greater credit risk than at the time of execution of the Agreement; or (D) Client becomes subject to or has filed for bankruptcy or insolvency proceedings or becomes insolvent.

1.7 "Minimum Service Term" means the period of time for the Service specified in the applicable Service Order and, following renewal of the Minimum Service Term under Section 4.1, the period of time for the Service specified in Section 4.1.

1.8 "Monthly Recurring Charge" means the price to be paid by Client per one calendar month period for the purchase of the Service. Recurring cross-connect charges, multiplexing charges and other recurring charges are also Monthly Recurring Charges.

1.9 "Non-Recurring Charges" means any one-time rates, fees, charges or expenses, including but not limited to installation charges, construction fees, extended demarcation fees, facility entrance fees, cross-connect fees, channel bank charges and expedite fees.

1.10     "Performance Assurance" means credit support in the form of (A) cash,
         (B) a letter of credit from a commercial bank or trust company acceptable by the Seller, or (C) such other form of credit support as may be reasonably acceptable to the Seller.

1.11 "Service(s)" means any telecommunications capacity and related ancillary services provided by Seller.

1.12 "Start of Service Date" means the date on which Seller delivers the Service(s) to Client in accordance with the Technical Specifications.

1.13 "Tariff" means the tariffs on file with the Federal Communications Commission or state public utilities commissions or other domestic or foreign governmental bodies governing the rates and/or terms and conditions of any facilities or Services.

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2.       ORDERING SERVICES:

2.1 Client shall purchase the Service(s) by submitting a purchase order through Seller's ordering process by an authorized representative of Client ("SERVICE ORDER"). The Service Order is subject to submission of accurate circuit information by Client and availability of the requested capacity. Seller reserves the right to reject any Service Order for any reason. Seller's obligation to provide the Services is conditioned upon Client not using the Services or allowing the Services to be used for any unlawful purpose or in violation of any law, regulation or authorization. As a material part of the consideration for entering into this Agreement, each party agrees not to contest or assert (and hereby releases any right to) any defense to (A) the validity or enforceability of the Service Order submitted through Seller's internet quoting process under laws relating to whether certain offers or agreements are to be in writing or signed by the parties to be bound, or (B) the authority of any employee or representative of the party to enter into a contract for Service(s).

2.2 After submission of a Service Order by Client, Seller shall notify Client of the Estimated Availability Date. Seller shall use reasonable efforts to install each Service on or before the Estimated Availability Date. Seller's inability or failure to deliver any ordered Service by the Estimated Availability Date shall not be a Default under this Agreement, and Seller shall not be liable to Client or any third party for any damages as a result of Seller's inability or failure to deliver the Service.

2.3 Client acknowledges and agrees that a Service may be comprised of multiple circuits from multiple carriers. If the Estimated Availability Date of a Service, or a portion thereof, is delayed and this delay renders the entire Service inoperable, Seller shall not be liable to Client for any damages that may result from such delay. Additionally, Client shall be required to either accept for billing or Cancel and re-order the portion(s) of the Service that are ready for activation but activation has been delayed due to the postponement of a connecting circuit being provided by Seller's underlying carrier or due to any delays caused by the Client or any third-party providing Interconnection Facilities on behalf of Client. A Cancellation and re-order of a circuit shall be subject to Section 2.4 of this Agreement. Client may, subject to Seller's prior written approval, order its own Interconnection Facilities. If any party other than Seller provides Interconnection Facilities, then unavailability, incompatibility, delay in installation, or other impairment of Interconnection Facilities shall not excuse Client's obligation to pay Seller all Non-Recurring Charges, Monthly Recurring Charges or any other rates or fees applicable to the Services, whether or not such Services are useable by Client.

2.4 If Client Cancels a Service Order on or after the fourth day following Client's submission of a Service Order but before the Start of Service Date for such Service, Client shall pay within fifteen days of the Cancellation a charge equal to: (A) one month's Monthly Recurring Charge for the Service ordered; (B) Seller's internal costs incurred in attempting to fulfill Client's Service Order; plus (C) the aggregate fees, charges, expenses, taxes and/or liquidated damages payable to any third party suppliers for which Seller is or becomes contractually liable arising out of or in connection with the Cancellation.

3.       ACCEPTANCE AND START OF SERVICES:

3.1 After Seller notifies Client that the Service is available, Client may test the Service to determine if the Service is operating in accordance with the technical specifications attached as SCHEDULE A and as modified by Seller from time to time (the "TECHNICAL SPECIFICATIONS"). If Client determines that the Service is in material non-compliance with the applicable Technical Specifications within twenty-four hours after Seller notifies Client that the Service is available, then Client shall provide Seller written notice (the "FAILURE NOTICE") of the non-compliance in the Service. The Failure Notice must contain information describing the nature of the material non-compliance with the Technical Specifications, for the service(s) in question. If Client does not deliver a Failure Notice within the twenty-four hour period, Client shall be deemed to have accepted the Service, and the Start of Service Date shall commence as of the date Seller provides the notification of availability to Client. If Client delivers a Failure Notice within the twenty-four hour period, Seller shall promptly take such reasonable action as is necessary to correct any such non-compliance in the Service and shall, upon correction,

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         notify Client of a new Start of Service Date.

3.2 Client shall have sole responsibility to install, test and operate the Client's Interconnection Facilities and any services or equipment other than those services specifically provided by Seller under this Agreement. The late delivery, malfunction or non-operation of any services not provided by Seller, including but not limited to Client's Interconnection Facilities or any other services shall not relieve Client of its obligation to pay for the Services in accordance with
         Section 5.4 below.

4.       TERM AND RENEWAL:

4.1 With respect to the Service(s) provided to Client under this Agreement, the Minimum Service Term shall be as specified in the Service Order for the Service(s). If no term is specified in a Service Order, the Minimum Service Term shall be one year. Each Service shall automatically renew for successive one year periods (each of which will be deemed a renewal Minimum Service Term) unless terminated by written notice by either Party at least thirty days prior to the end of the original Minimum Service Term or the renewal Minimum Service Term; provided that such Services(s) shall be billed at the rate provided in the original Service Order until the earlier to occur of (A) the end of the renewal Minimum Service Term or (B) the Service is Disconnected by Seller in response to a Disconnection request.

4.2 Notwithstanding this Section 4, Seller may terminate this Agreement effective upon ten days prior written notice if any material term contained herein or Tariff relevant to the Services is materially changed by order of the highest court of competent jurisdiction to which the matter is appealed, the Federal Communications Commission or other government entity.

5.       CHARGES AND PAYMENT:

5.1 The Non-Recurring Charges and Monthly Recurring Charges for the Services shall be set forth in each Service Order, except as is otherwise specifically provided in this Agreement.

5.2 Seller may, in its sole discretion, require that Client deliver Performance Assurance up to an amount equal to the total of all Non-Recurring Charges and Monthly Recurring Charges for the Service(s) for six months. The Performance Assurance shall be held by Seller until the Disconnection or termination of the Service(s), at which time Seller, at its option, may apply the Performance Assurance either against any Monthly Recurring Charges and/or any Non-Recurring Charges due as of the expiration or termination of the Service(s) or against any amounts owing to Seller under this Agreement.

5.3 Seller shall invoice Monthly Recurring Charges on a monthly basis and in advance. The first invoice from Seller for a given Service shall consist of: (A) the Non-Recurring Charges, (B) the Monthly Recurring Charges for the first full billing cycle month, (C) the monthly charge for the second full billing cycle month, and (D) if the Start of Services Date for a Service is on a date other than the first day of a calendar month, then the pro-rata portion of the Monthly Recurring Charge for the period from the Start of Service Date to the first day of the first full billing cycle month. For example, if the Start of Service Date is October 1, 2000, then the first invoice for the Service shall be issued on or about October 1, 2000 and shall include the Non-Recurring Charges, the Monthly Recurring Charge for October 2000 and the Monthly Recurring Charge for November 2000. If the Start of Service Date is October 7, 2000, then the first invoice for the Service shall be issued on or about November 1, 2000 and shall include the Non-Recurring Charges, the pro-rata portion of the Monthly Recurring Charge for October 2000, the Monthly Recurring Charge for November 2000 and the Monthly Recurring Charge for December 2000. Notwithstanding the foregoing, Seller reserves the right to change invoicing procedures (including the date on which invoices are mailed) from time to time during the course of this Agreement.

5.4 Client shall make all payments due in United States Dollars within fifteen calendar days of the date of Seller's

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         invoice ("DUE DATE"). If any undisputed amount due under this
         Agreement is not received by the Due Date, in addition to its other remedies available hereunder, Seller may in its sole discretion: (a) impose a late payment charge of the lower of 1.5% per month or the highest rate legally permissible (such late charge shall be payable upon demand by Seller); and/or (B) require the delivery of Performance Assurance up to an amount equal to the total of all Non-Recurring Charges and Monthly Recurring Charges for the Service(s) for six months, as a condition of the continued availability of the Service(s), which prepayment shall be held and applied against the Client's charges due hereunder at the expiration or termination of the applicable Service Order. Notwithstanding anything in this Agreement to the contrary, payments due are not subject to reduction, set-off or adjustment of any nature by Client, except for amounts disputed in accordance with Section 5.5.

5.5 Client shall submit all good faith disputes or requests for billing adjustments in writing with payment of undisputed amounts due on or before the Due Date. Any amounts that Seller determines to be in error shall be adjusted on the next month's invoice. Any disputed amounts that Seller determines to be correct as billed shall be due and payable by Client, upon notification and demand by Seller, along with any late payment charges that Seller may impose pursuant to Section 5.4 above. Disputes shall not be cause for Client to delay payment of the undisputed balance to Seller. If Client does not deliver written notice to Seller of a billing dispute with respect to any charges within ninety days after the date Seller issued the invoice on which the charges appeared, Client shall be deemed to have waived its right to dispute the charges and the invoice shall be deemed to be correct and binding.

5.6 Any applicable federal, state, or local taxes, and all use, sales, commercial, gross receipts, privilege or other similar taxes or license fees, whether charged to or against Seller or Client, with respect to the Services provided by Seller, as well as any other imposition by any governmental authority which has the effect of increasing Seller's cost of providing the Services, shall be payable by Client in addition to the other charges set forth in this Agreement.

5.7 The underlying supplier may notify Seller of other charges including but not limited to installation charges, construction fees, extended demarcation fees, facility entrance fees and cross-connect fees related to the Service after Seller delivers a quote for Service to Client and after Client accepts the quote for Service. Client acknowledges that from time to time not all charges related to a Service will be included in the original Service Order. If the underlying supplier invoices Seller for any additional such charges, Seller shall invoice Client for the charges, and Client shall be obligated to pay the charges. Seller will inform Client of any such charges before any such invoice is sent to Client.

6.      OUTAGE CREDITS:

6.1 Client acknowledges the possibility of an unscheduled, continuous and/or interrupted period of time when a Service(s) are "unavailable" as defined in the Technical Specifications (hereafter an "OUTAGE"). If an Outage occurs, Client shall be entitled to a credit (the "OUTAGE CREDIT") determined according to the following formula:



         Outage Credit = (Hours of Outage - 2 hours) x Total Monthly Recurring Charge of Affected Service DIVIDED BY 720

6.2 The Outage Credit shall apply to the Monthly Recurring Charges for the Service affected by an Outage; provided, however, that the Outage Credit shall not apply to any portion of the affected Service which remains used or useable by Client between any intermediate terminals (where Client has installed drop and insert capability) or end terminals. The length of each Outage shall be calculated in hours and shall include fractional portions thereof. An Outage shall be deemed to have commenced upon the earlier of: (A) verification of the Outage by Seller, or (B) when indicated by network control information actually known to Seller network personnel. Each Outage shall terminate upon restoration of the affected Service as evidenced

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         by appropriate network tests by Seller. Seller shall notify Client of any scheduled outage as early as is practicable, and scheduled outages shall not be viewed as an Outage hereunder.

6.3 Outage Credits shall not be granted if the Outage is caused by or occurring in (A) any Service(s) or Interconnection Facilities not provided by Seller; (B) any Client Defaults; or (C) the facilities or equipment of Client, end-users of Client or any other third party.

6.4 All Outage Credits shall be credited on the next monthly invoice for the affected Service after Seller receives Client's request for credit. The total of all Outage Credits applicable to or accruing in any given month shall not exceed the monthly recurring charge for such Service for that same month.

6.5 Outage Credits shall be the sole and exclusive remedy of Client in the event of any Outage, and under no circumstance shall an Outage be deemed a Default under this Agreement.

7.       MINIMUM SERVICE TERM:

7.1 Client acknowledges that the Monthly Recurring Charges for the Service(s) are based on Client's commitment to utilize the Services for the Minimum Service Term. Therefore, notwithstanding anything in this Agreement to the contrary, if Client Disconnects a Service prior to the expiration of its Minimum Service Term, Client shall be liable for and shall pay to Seller: (A) an amount equal to the Monthly Recurring Charge for the Service multiplied by the number of months remaining in the Minimum Service Term of the Service, (B) any unpaid Non-Recurring Charges, taxes and other charges, plus (C) the aggregate Disconnection charges, payable to any third party suppliers, if any, for which Seller is or becomes contractually liable in connection with any Disconnection, regardless of whether Client utilizes all or any part of the Service during all or any part of the Minimum Service Term applicable to the Service.

7.2 If Client requests Seller to Disconnect a Service, and Client later cancels its request for Disconnection, the Seller will take all reasonable actions to ensure that the Service is not Disconnected. Seller will not grant any Outage Credits for outages related to the cancelled request for Disconnection, nor will Seller be liable to Client for any damages resulting from an Outage related to a cancelled request for Disconnection.

7.3 Upon termination of this Agreement, the total of all Monthly Recurring Charges, Non-Recurring Charges, taxes and other charges referred to in this Agreement, Schedules or Service Orders which have accrued hereunder for each Service for the entire Minimum Service Term plus the aggregate Disconnection charges, payable to any third party suppliers, if any, for which Seller is or becomes contractually liable in connection with any Disconnections resulting from such termination shall be at once due and payable, regardless of whether or not all of the Minimum Service Terms have expired, and may be collected by Seller from Client as a single amount.

8.       EVENTS OF DEFAULT:

8.1 A "Default" shall occur if: (A) Client fails to make any payment required to be made by it under this Agreement and any such failure remains uncorrected for five days after Client's receipt of Seller's notice of non-payment; (B) Client breaches its obligations to Seller in any other agreement, including but not limited to any UTX Service Agreement; or (C) Client undergoes a Material Adverse Change; (D) Client does not maintain or loses any required regulatory or other governmental authorizations to purchase the Service(s); or (E) either party fails to perform or observe any material term or obligation contained in this Agreement, and any such failure remains uncorrected for thirty calendar days after receipt of written notice from the non-breaching party informing the breaching party of such failure.

9.       REMEDIES FOLLOWING DEFAULT:

9.1 Client may terminate this Agreement effective upon delivery of written notice to Seller, if Seller is in Default,

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         as provided in Section 8.1(e) of this Agreement.

9.2 Seller may immediately terminate this Agreement if Client is in Default as provided in Section 8.1 of this Agreement. Seller may, in addition to and without waiving any rights or any other remedies available to Seller, elect, in its sole discretion, to exercise one or more of the following remedies: (a) cause the Start of the Service described in any Service Order to be withheld; (B) suspend a portion or all of the Services as provided in Section 9.3; (C) decline to accept a Service Order or other requests from Client to provide Services that Seller may otherwise be obligated to accept; and/or (D) condition its provision of Services or acceptance of a Service Order on Client's delivery of Performance Assurance to Seller.

9.3 If Client is in Default, Seller may, in addition to and without waiving any rights or other remedies it has under this Agreement or under the law, after giving Client three days notice (hereinafter "NOTICE OF SUSPENSION"), suspend or Disconnect all or any portion of the Service(s) to Client. Seller may continue the suspension or Disconnection until Client cures any and all Defaults, pays in full all charges then due, including any reconnection or re-termination fees, late fees, and/or provides Performance Assurance in an amount acceptable to Seller. Any reconnection or re-termination fees to be paid by Client shall equal Seller's internal costs incurred in responding to Client's Default and suspension or Disconnection plus the aggregate fees, charges, expenses, taxes and/or liquidated damages payable to any third party suppliers for which Seller is or becomes contractually liable arising out of or in connection with the Default and suspension or Disconnection. If Client fails to cure the Default, make any required payment and/or provide such Performance Assurance within three days from the delivery of the Notice of Suspension, Client shall be deemed to have Disconnected the Services effective on the date of such suspension and shall remain liable for all charges as set forth in Section 7.

10.      GOVERNMENTAL AUTHORITY:

10.1 Client represents and warrants that: (A) Client has received all necessary permits, licenses, approvals, grants, and charters of whatsoever kind necessary to carry out the business in which Client is engaged; and (B) Client complies with all laws, regulations, orders, and statutes which may be applicable to Client, whether local, domestic or foreign, State or Federal. During the term of this Agreement, Client agrees to operate in accordance with and to maintain current all such certifications, permits, licenses, approvals, grants, charters, and to comply with all applicable laws, regulations, orders and statutes, whether local, domestic or foreign, State or Federal.

11.      FORCE MAJEURE:

11.1 Except as is provided in Section 11.2 below, Seller shall not be liable for any failure of performance due to causes beyond its reasonable control, including, but not limited to: acts of God, fire, explosion, vandalism, cable cut, storm, extreme temperatures or other similar catastrophes; any law, order, regulation, direction, action or request of the United States government, or of any other government, including state and local governments, or of any department, agency, commission, court, bureau or other instrumentality of any one or more said governments, having jurisdiction over either of the parties; or of any civil or military authority; national emergencies, insurrections, riots, wars, or strikes, lock-outs, work stoppages or other labor difficulties; actions or inactions of a third party provider or operator of facilities employed in provision of the Services; or any other conditions or circumstances beyond the reasonable control of Seller which impede or affect the Services or the transmission of telecommunications services.

11.2 If any failure of performance on the part of Seller due to causes described in Section 11.1 of this Agreement continues: (A) for thirty days or less, then this Agreement shall remain in effect, but Client shall be relieved of its obligation to pay for that portion of the Services affected for the period of such failure of performance; or (B) for more than thirty days, then Client may Disconnect only that portion of any Service Order so affected, following ten business days prior written notice to Seller. The Disconnection of a Service of Service Orders shall not affect any remaining Service Orders, and shall not constitute a termination of this Agreement.

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11.3     If the Services are unavailable to Client as a result of any Force
         Majeure event described in Section 11.1, Client may be entitled to an Outage Credit as set forth in Section 6.

12.      INDEMNIFICATION:

12.1 Client shall indemnify and hold harmless the Seller and the Seller's affiliates, officers, directors, agents and its employees ("AFFILIATES"), and any third party provider or operator of services employed by Seller and/or its Affiliates in the provision of the Services, from and against, and shall reimburse Seller and/or Affiliates for, any and all losses, liabilities, deficiencies, claims and expenses (including, but not limited to, costs of defense and reasonable attorneys' fees) incurred by Seller and/or Affiliates and arising from or in connection with: (A) any breach of any covenant or agreement of Client contained in this Agreement; (B) any misrepresentation or breach of any of the representations and warranties contained in this Agreement by Client; (C) any claims for personal injury, death or damage to property caused by the negligence or willful misconduct of Client; or (D) any claims, including but not limited to claims for infringement of any intellectual property right, that may be asserted by parties other than Client who have use of or access to the Services through Client.

13.      ASSIGNMENT:

13.1 Neither this Agreement nor any of Client's rights or obligations hereunder may be sold, assigned, sublet, encumbered or transferred by operation of law or otherwise (hereafter, a "TRANSFER"), without the prior written consent of Seller which will not be unreasonably withheld. Any Transfer by Client without Seller's prior written consent shall entitle Seller, at its option, to: (A) consider the Transfer void; (B) consent to the Transfer, and hold the Client and any transferee(s) liable hereunder; or (C) terminate this Agreement immediately upon delivering written notice to Client. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or purported assigns. Seller may transfer, assign, or otherwise in any manner encumber this Agreement and its rights and obligations hereunder without Client's prior consent.

14.      WARRANTIES AND LIMITATION OF LIABILITY:

14.1 Seller warrants that the Services shall be provided in accordance with the Technical Specifications. If Seller determines that the Services are not being provided in accordance with the Technical Specifications (a "DEFECT" or "DEFECTS"), Seller shall use reasonable efforts to conform the Services to the Technical Specifications.

14.2 THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SELLER HEREBY SPECIFICALLY DISCLAIMS ANY LIABILITY TO CLIENT FOR DEFECTS OR INTERRUPTIONS AFFECTING THE SERVICES FURNISHED HEREUNDER WHICH ARE ATTRIBUTABLE TO CLIENT'S INTERCONNECTION FACILITIES OR TO CLIENT'S EQUIPMENT FAILURES, ANY SERVICES NOT PROVIDED BY SELLER OR TO CLIENT'S BREACH OF THIS AGREEMENT.

14.3 IN NO EVENT SHALL SELLER OR ITS AFFILIATES BE LIABLE TO CLIENT, ITS EMPLOYEES, ANY OF ITS AFFILIATES OR TO ANY THIRD PARTY FOR: (A) ANY LOSS OF PROFIT OR REVENUE, OR FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SIMILAR OR ADDITIONAL DAMAGES, WHETHER INCURRED OR SUFFERED AS A RESULT OF ANY DEFECTS, UNAVAILABILITY OF SERVICES, DELAY IN DELIVERY OF SERVICES, PERFORMANCE, NON-PERFORMANCE, TERMINATION, BREACH, OR OTHER ACTION OR INACTION UNDER THIS AGREEMENT, OR FOR ANY OTHER REASON, EVEN IF CLIENT ADVISES SELLER OF THE

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         POSSIBILITY OF SUCH LOSS OR DAMAGE; OR (B) FOR ANY OUTAGE OR INCORRECT
         OR DEFECTIVE TRANSMISSIONS, OR ANY DIRECT OR INDIRECT CONSEQUENCES THEREOF, EXCEPT AS IS SPECIFICALLY PROVIDED IN SECTION 6 REGARDING OUTAGE CREDITS.

14.4 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY: (A) CLIENT AGREES THAT ITS SOLE REMEDY IN THE EVENT OF ANY BREACH OF THE WARRANTIES DESCRIBED IN SECTION 14.1 OF THIS AGREEMENT SHALL BE THE OUTAGE CREDITS DESCRIBED IN SECTION 6; AND, (B) IN NO EVENT SHALL THE CUMULATIVE LIABILITY OF SELLER UNDER THIS AGREEMENT, INCLUDING ANY OUTAGE CREDITS, EXCEED THE TOTAL PAYMENTS PAID BY CLIENT TO SELLER HEREUNDER.

14.5 Client acknowledges that Seller has no ability to independently test or maintain the Services. As such, notwithstanding anything in this Agreement to the contrary, Seller's entire duty with respect to the Services shall be to use commercially reasonable efforts to test and maintain such Services in accordance with the Technical Specifications.

15.      NON-DISCLOSURE AND PUBLICITY:

15.1 Client shall not disclose to any third party the terms and conditions of this Agreement without the prior written consent of the Seller. Client shall not use the Seller's name in publicity or press releases without obtaining the Seller's prior written approval, which approval shall not be unreasonably withheld.

15.2 Seller may issue a news release, public announcement, advertisement, or other form of publicity (a "PRESS RELEASE") concerning the existence of this Agreement or the Services to be provided under this Agreement without the consent of Client so long as such Press Release is limited to identifying the names of the Parties and a general description the Services to be provided hereunder, including the duration of the Service term, provided that no such Press Release shall set forth any pricing information without the prior written approval of the Client.

16.      MISCELLANEOUS:

16.1 Client shall execute documents, provide information and cooperate with Seller as may be reasonably required by Seller to provide the Services.

16.2 Client expressly disclaims any right, title, perpetual right of use or any other interest in or to any equipment or property used or supplied by Seller under this Agreement.

16.3 Neither this Agreement, nor the provision of Services hereunder, shall create a partnership or joint venture between the parties or result in a joint communications service offering to any third parties.

16.4 The failure of either party to give notice of Default or to enforce or insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of the Default or of any term or condition of this Agreement.

16.5 If any claim, suit or arbitration is brought or an attorney is retained by either party to enforce the terms of this Agreement, to enforce a judgment of a court or the arbitrators or to collect any moneys due hereunder or to collect money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys' fees, court costs, costs of investigation and other related expenses incurred in connection therewith.

16.6 The parties agree that this Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of Illinois without regard to choice of law principles. The parties further agree that any suit, action, or proceeding with respect to this Agreement shall be brought in the courts of Cook County in the State of Illinois or in the U.S. District Court for the Northern District of Illinois. The parties accept the sole and exclusive jurisdiction of those courts for the purpose of any such suit, claim, action or proceeding. The parties waive their right to trial by jury.

16.7 No modification of this Agreement or any Service Order shall be binding upon the parties unless the modification is made in writing and signed by an authorized representative of each party.

16.8 If any provision of this Agreement is invalid or unenforceable under applicable law, the provision shall be ineffective only to the extent of such invalidity, without affecting the remaining parts of the provision or the remaining provisions of this Agreement. Client and Seller agree to negotiate any such invalid or unenforceable provision to the extent necessary to render such part valid and enforceable. Subject to Section 4.3, if any provision of this Agreement conflicts with any statute, rule or order of any governmental or regulatory body, or Tariff filed by Seller or one of Seller's underlying suppliers, then, if required by law, this Agreement shall remain in effect but shall be automatically modified by such conflicting law, statute, rule, order or Tariff.

16.9     Sections 2.1, 5.4, 7.1, 7.2, 12.1, 14.2, 14.3, 14.4, 14.5, 15, 16.5,
         16.6 and 16.10 of this Agreement shall survive the performance, termination or expiration of this Agreement.

16.10 All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be given by: (A) hand delivery; (B) first-class registered or certified mail with postage prepaid; (C) overnight receipted courier service; or (D) telephonically confirmed facsimile transmission, which notice is addressed to the Seller at the address set forth below or as may be designated in writing by the Seller. All notices, requests, demands and other communications from Seller to Client shall be addressed to Client at the address reflected in Seller's books and records. Notices given in accordance with subpart (b) of this Section shall be deemed delivered three days from the date of mailing. Notices given in accordance with subparts (a), (c) or (d) of this Section shall be effective upon receipt or when receipt is refused. Notwithstanding the foregoing, Seller may also deliver notices by electronic mail. Notices sent by electronic mail shall be effective upon transmission by Seller.

                  To Seller:
                                       ----------------------------------------
                                       UNIVERSAL ACCESS, INC.
                                       ----------------------------------------
                                       233 South Wacker Drive, Suite 600
                                       ----------------------------------------
                                       Chicago, Illinois 60606
                                       ----------------------------------------
                                       Facsimile:  (312) 660-5050
                                       ----------------------------------------
                                       Phone:  (312) 660-5000
                                       ----------------------------------------
                                       Attn.:  Client Services
                                       ----------------------------------------

                  With a copy to:
                                       ----------------------------------------
                                       UNIVERSAL ACCESS, INC.
                                       ----------------------------------------
                                       233 South Wacker Drive, Suite 600
                                       ----------------------------------------
                                       Chicago, Illinois 60606
                                       ----------------------------------------
                                       Facsimile: (312) 660-5041
                                       ----------------------------------------
                                       Phone: (312) 660-5000
                                       ----------------------------------------
                                       Attn.: Legal Department
                                       ----------------------------------------

The addresses set forth may be changed upon delivery of appropriate written notice to the Client.

16.11 This Agreement comprises the complete and exclusive statement of the agreement of the parties and supersedes all previous statements, representations, and agreements, oral or written, concerning the subject matter hereof.

                                   SCHEDULE A

                            TECHNICAL SPECIFICATIONS

1.       INTERCONNECT SPECIFICATIONS:

     1.1 The Client interconnection point of DS-1 & DS-3 signals at the Seller
         (SPT) location will be at an industry standard (DSX-1) & (DSX-3) digital cross-connect panels and will be referred to as Seller Network Interface in this document.

     1.2 The DS-1 & DS-3 signals terminating at the Seller digital cross-connect panels will meet the electrical specifications as defined in AT&T Compatibility Bulletin (CB) No. 119, Issue 3, October, 1979.

     1.3 The Seller Digital Network will be compatible with the Bell System hierarchical clock synchronization methods and stratum levels as described in Bellcore Technical Advisory (GR436-Core).

     1.4 Client equipment must also meet the interconnect specifications listed above and shall comply with jitter requirements of AT&T Technical Reference PUB 63411.

2.       PERFORMANCE OBJECTIVES:

     2.1 DS1, DS3, OC-3, OC-12, OC-48, OC-3c, OC-12c, and OC-48c circuit performance will be measured using two parameters: Availability and Error-Free Seconds.

         The following assumptions apply to the derived data:

              The circuits originate and terminate on the SONET OC-48 backbone High speed protection switching: 1 for N, where N=2
              MTTR for SONET equipment:  2 hours
              MTTR for fiber optic cable:  12 hours (Bellcore Standard)
              Cable cut rate:  4.39 /year/1,000 sheath miles (Bellcore Standard)

     2.2 Availability is a measure of the relative amount of time during which the circuit is available for use. According to CCITT and ANSI definitions, unavailability begins when the Bit Error Ratio (BER) in each second is worse than 1.0 E-3 for a period of 10 consecutive seconds.

         OPTICAL CARRIER LEVEL 1 (OC-1): The optical signal that results from an optical conversion of an electrical STS-1 signal (51.840 Mb/s). This signal forms the basis of the interface.

         OC-3:  Optical Carrier Level 3 signal operating at 155.520 Mb/s.

         OC-12:  Optical Carrier Level 12 signal transmitting at 622.080 Mb/s.

         OC-48:  Optical Carrier Level 48 signal transmitting at 2488.32 Mb/s.

         POINT OF PRESENCE (POP): A physical location where Seller or one of Sellers underlying Carriers terminates lines before connecting to the local exchange carrier, another carrier, or directly to a customer.

     2.3 The availability objective for all circuits between Seller Network Interface points specified above is to provide performance levels over a twelve month period as follows:

         --------------------------------------------------------------------
         V&H MILES                DS1,  DS3,  OC-3,  OC-12,   OC-48,  OC-3c,
                                  OC-12c, AND OC-48c
         --------------------------------------------------------------------
                    0-2500                         99.999%
         --------------------------------------------------------------------
                   2501-4000                       99.998%
         --------------------------------------------------------------------

         This excludes any Client provided Interconnection Facilities or other access links to Seller's digital network. Outages attributable to incidental damage to or severage of outside cable plant or scheduled maintenance are excluded from the performance objective stated above.


     2.4 Error-Free Seconds (EFS) and Error Seconds (ES) are the primary measure of error performance. An Error-Free Second is defined as any second in which no bit errors are received. Conversely, an Error Second is any second in which one or more bit errors are received.

         SONET: Synchronous Optical Network is a family of optical transmission rates and interface standards.

         SONET TRANSPORT: Services associated with carrying OC-1 or higher-level signals.

         SYNCHRONOUS TRANSPORT SIGNAL LEVEL 1 (STS-1): The basic electrical signal with a rate of 51.840 Mb/s.

         SYNCHRONOUS TRANSPORT SIGNAL LEVEL N (STS-N): This electrical signal is obtained by byte interleaving N STS-1 signals together. The rate of the STS-N is N times 51.840 Mb/s.

         ACCEPTANCE CRITERIA: The acceptance criteria for DS1, DS3, OC-3, OC-12, OC-48, OC-3c, OC-12c, and OC-48c Services between Seller Network Interface points is to provide the performance levels shown below during a 60 minute test period. If no errors are observed during the first 15 minutes of the test, the Service may be considered acceptable. Access connections to Client location will be tested in accordance with Bell Publication 62508.

         The tables below are based on Seller's Underlying Carrier's fiber optic network only and on the Bellcore Specifications of the SONET delivery of DS1, DS3, OC-3, OC-12, OC-48, OC-3c, OC-12c, and OC-48c directly off the SONET Backbone. If the DS1, DS3, OC-3, OC-12, OC-48, OC-3c, OC-12c, and OC-48c service is delivered at the STS1 level then the general performance objectives fall into the industry standard.

         Table 1 below defines the general performance objectives for DS1 service operating at 1.544 Mb/s, and the general performance objectives for DS3 service operating at 45 Mb/s.

               TABLE 1:

               -------------------------------------------------------------------------------
                        V&H MILES              EFS               BER
               -------------------------------------------------------------------------------
                         0 - 250             99.988%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                        251 - 500            99.983%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       501 - 1000            99.971%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       1001 - 1500           99.959%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       1501 - 2000           99.948%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       2001 - 2500           99.936%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       2501 - 3000           99.925%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       3001 - 3500           99.913%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       3501 - 4000           99.902%            10 TO THE POWER OF NEGATIVE 15
               --------------------------------------------------------------------------------


         Table 2 below defines the general performance objectives for OC-3, OC-12, OC-48, OC-3c, OC-12c, and OC-48c.

               TABLE 2:

               -------------------------------------------------------------------------------
                        V&H MILES              EFS               BER
               -------------------------------------------------------------------------------
                         0 - 250             99.989%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                        251 - 500            99.984%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       501 - 1000            99.974%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       1001 - 1500           99.964%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       1501 - 2000           99.954%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       2001 - 2500           99.944%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       2501 - 3000           99.933%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       3000 - 3500           99.923%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------
                       3501 - 4000           99.913%            10 TO THE POWER OF NEGATIVE 15
               -------------------------------------------------------------------------------